Exhibit 4.1




                                                                  EXECUTION COPY










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                          LEVEL 3 COMMUNICATIONS, INC.

                                       AND

                              THE BANK OF NEW YORK
                                   as Trustee

                -------------------------------------------------

                             AMENDMENT NO. 1 TO THE

                          THIRD SUPPLEMENTAL INDENTURE

                            DATED AS OF JUNE 18, 2003

                -------------------------------------------------



       Amendment to Supplement to Indenture dated as of September 20, 1999
                         (Subordinated Debt Securities)

                9% Junior Convertible Subordinated Notes due 2012




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






               AMENDMENT NO. 1 TO THE THIRD SUPPLEMENTAL INDENTURE

     THIS AMENDMENT NO. 1 TO THE THIRD SUPPLEMENTAL INDENTURE (this "Amendment"), dated as of June 18, 2003, by and between LEVEL 3 COMMUNICATIONS, INC., a Delaware corporation (hereinafter called the "Company"), and THE BANK OF NEW YORK as successor to IBJ WHITEHALL BANK & TRUST COMPANY, a New York banking corporation (hereinafter called the "Trustee"), having a Corporate Trust Office at 101 Barclay Street, Floor 8 West, New York, New York 10286, as Trustee under the Indenture (as hereinafter defined).

                                    RECITALS

     WHEREAS, the Company and the Trustee have as of September 20, 1999 entered into an Indenture (as supplemented, the "Indenture"), providing for the issuance by the Company from time to time of its subordinated debt securities;

     WHEREAS, the Company and the Trustee have as of July 8, 2002 entered into a Third Supplemental Indenture (the "Supplemental Indenture"), providing for the issuance by the Company of up to $500,000,000 aggregate principal amount of its 9% Junior Convertible Subordinated Notes due 2012 (the "Notes");

     WHEREAS, Section 902 of the Indenture provides, among other things, that the Company, with the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or supplemental indentures for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of the Indenture, including amending the conversion provisions, provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby, impair the right of Holders to convert their Securities upon the terms established pursuant to or in accordance with the provisions of the Indenture or modify Article Seventeen of the Indenture in a manner adverse to the Holders;

     WHEREAS, the Company has received the written consents of the Holders of a majority of the aggregate principal amount of the Notes to enter into this Amendment;

     WHEREAS,  the Company  desires to enter into this  Amendment,  and has duly
authorized   the  execution  and  delivery  of  this  Amendment  to  modify  the
Supplemental Indenture;

     WHEREAS, concurrent with the execution hereof, the Company has delivered an Officers' Certificate and has caused its counsel to deliver to the Trustee an Opinion of Counsel or a reliance letter upon an opinion of counsel; and

     WHEREAS, all conditions and requirements of the Indenture necessary to make this Amendment a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

     NOW, THEREFORE:

     For and in consideration of the mutual premises and agreements herein contained, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                  ARTICLE One

                    AMENDMENTS TO THE SUPPLEMENTAL INDENTURE

SECTION 1.1.      DEFINITIONS.

     (a) Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned thereto in the Indenture or the Supplemental Indenture, as applicable.

     (b) The following definitions are hereby added to Section 1.7(c) of the Supplemental Indenture in appropriate alphabetical position:

          "Special Conversion Period" shall mean the period from 5:00 p.m, Eastern Standard Time, on the date hereof to 9:15 a.m., Eastern Standard Time, on the next Business Day after the date hereof.

          "Special Conversion Price" shall equal $2.83849.

SECTION 1.2.      FORM OF SECURITIES.

     (a) The Form of Reverse of Notes is hereby amended by adding the following immediately prior to the heading "Mandatory Conversion":

     "During the Special Conversion Period, the Holder of this Note is entitled, at his or her option, to convert each $1,000 principal amount of Notes into such number of fully paid and nonassessable shares of Common Stock of the Company as shall be determined by dividing $1,000 by the Special Conversion Price by surrender of (1) this Note, duly endorsed or assigned to the Company or in blank, and (2) the Special Conversion Notice attached hereon duly executed, to the Company at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as the Company may designate. No cash payment or adjustment is to be made on conversion for interest accrued hereon from the Interest Payment Date next preceding the day of conversion, or for dividends on the Common Stock of the Company issued on conversion hereof. The Company shall thereafter deliver to the Holder the fixed number of shares of Common Stock of the Company into which this Note is convertible and such delivery will be deemed to satisfy the Company's obligation to pay the principal amount of this Note. No fractions of shares or scrip representing fractions of shares will be issued upon conversion, but instead of any fractional interest the Company shall round upward to the next whole number of shares of Common Stock issuable upon conversion."

     (b) The Form of Reverse of Notes is hereby amended by inserting Exhibit A attached hereto after the "Option of Holder to Elect Purchase Certificate."

     SECTION 1.3. CONVERSION RATE. Section 2.2 of the Supplemental Indenture is hereby amended by inserting "(a)" after the heading and by adding the following as a new paragraph at the end of Section 2.2:

     "(b) During the Special Conversion Period, the rate at which shares of Common Stock of the Company shall be delivered upon conversion (the "Special Conversion Rate") of each $1,000 principal amount of Notes shall be determined by dividing $1,000 by the Special Conversion Price."

                                  ARTICLE Two

                                  MISCELLANEOUS

     SECTION 2.1. APPLICATION OF THIS AMENDMENT. Each and every term and condition contained in this Amendment that modifies, amends or supplements the terms and conditions of the Indenture shall apply only to the Notes created by the Supplemental Indenture and not to any future series of notes established under the Indenture.

     SECTION 2.2. BENEFITS OF THIS AMENDMENT. Nothing contained in this Amendment shall or shall be construed to confer upon any person other than a Holder of the Notes, the Company and the Trustee any right or interest to avail itself or himself, as the case may be, of any benefit under any provision of the Indenture, the Supplemental Indenture or this Amendment.

     SECTION 2.3. EFFECTIVE DATE. This Amendment shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

     SECTION 2.4. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 2.5. COUNTERPARTS. This Amendment may be executed in any number of counterparts, including via facsimile, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.



                  [Remainder of Page Intentionally Left Blank]

                          [Signature Page to Amendment]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

                               LEVEL 3 COMMUNICATIONS, INC.


                               By: /s/ Thomas C. Stortz
                                   Name:       Thomas C. Stortz
                                   Title:      Group Vice President



                               THE BANK OF NEW YORK, as Trustee


                               By: /s/ Van K. Brown
                                   Name:       Van K. Brown
                                   Title:      Vice President

                                                                       EXHIBIT A



                            SPECIAL CONVERSION NOTICE

     The undersigned Holder of this Note hereby irrevocably exercises the option to convert this Note, or any portion of the principal amount hereof (which is $1,000 or an integral multiple of $1,000 in excess thereof, PROVIDED that the unconverted portion of such principal amount is $1,000 or any integral multiple of $1,000 in excess thereof) below designated, into shares of Common Stock of the Company in accordance with the terms of the Indenture referred to in this Note, and directs that such shares and any Notes representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned. The undersigned acknowledges and agrees that such shares of Common Stock shall be issued on or before June 27, 2003. Concurrently with the delivery of this Special Conversion Notice, a Certificate of Beneficial Owner in the form attached as Schedule I hereto executed by the beneficial owner of this Note is being delivered to the Company.

Dated: ____________



Signature(s):

Name:             ____________________________

Address: ____________________________

                  ____________________________

Name:             ____________________________

Address: ____________________________

                  ____________________________

Signature Guaranteed:

__________________________________
Participant in a Recognized Signature
Guarantee Medallion Program

By:  ______________________________
                Authorized Signatory

If only a portion of this Note is to be converted, please indicate:
1.  Principal amount to be converted:  $
2. Principal amount and denomination of Notes representing unconverted principal amount to be issued: $


     ($1,000 or any integral multiple of $1,000 in excess thereof, provided that the unconverted portion of such principal amount is $1,000 or any integral multiple of $1,000 in excess thereof)

                                                                      Schedule I

                         CERTIFICATE OF BENFICIAL OWNER

     The undersigned beneficial owner (the "Owner") of Notes issued under the Indenture, dated as of September 20, 1999, as supplemented by the First Supplemental Indenture, dated as of September 20, 1999, the Second Supplemental Indenture, dated as of February 29, 2000, the Third Supplemental Indenture, dated as of July 8, 2002, and Amendment No. 1 to the Third Supplemental Indenture (the "Amendment"), dated as of June 18, 2003, between Level 3 Communications, Inc. (the "Company"), and The Bank of New York, as Trustee (as supplemented and amended, the "Indenture") has on the date hereof exercised its option to convert its Notes or a portion of the principal amount thereof into shares of Common Stock of the Company in accordance with the terms of the Indenture pursuant to the Special Conversion Notice, dated the date hereof, delivered to the Company by the undersigned Owner or by its nominee on behalf of the undersigned Owner.

     In  connection  with  the  above   referenced   conversion  of  Notes,  the
undersigned Owner hereby represents and warrants to the Company as follows:

     (a) Such Owner taken together with the other Owners of Notes do not constitute a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such Owner is not and, after giving effect to the conversion of its Note or a portion of the principal amount thereof, will not be an Affiliate of the Company. Such Owner agrees that it shall not take any actions such that the Owner of the Notes may be deemed to be a "group" under Section 13(d)(3) of the Exchange Act. Such Owner together with all of its Affiliates will beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) less than twenty percent (20%)1 of the Company's outstanding Common Stock.

     (b) Such Owner, or its "ultimate parent entity" (as defined by 16 C.F.R. SEC801.1(a)(3)), if any, is a different "acquiring person" (as defined by 16 C.F.R. SEC801.2(a)) from all other Holders and Owners and has a different "ultimate parent entity" (as defined by 16 C.F.R. SEC801.1(a)(3)) than all other Holders and Owners.

     (c) Such Owner, or its "ultimate parent entity", if any, is an "institutional investor" (as defined by 16 C.F.R. SEC802.64(a)) and any entity controlled by such Owner, or its "ultimate parent entity", if any, that holds voting securities of the Company is an "institutional investor".

     (d) Such Owner, or its "ultimate parent entity", if any, is acquiring the Common Stock issuable on conversion of its Note or a portion of the principal amount thereof (i) for its own account, (ii) in the ordinary course of business and (iii) "solely for the purpose of investment" (as defined by 16 C.F.R. SEC801.1(i)(1)), and as a result of such acquisition, such Owner, or its "ultimate parent entity", if any, including the holdings of its controlled subsidiaries, will hold fifteen percent (15%) or less of the outstanding voting securities of the Company.

     Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Amendment.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Beneficial Owner to be duly executed by its respective officers hereunto duly authorized, as of the __ day of the June, 2003.



                                          By:
                                          Name:
                                          Title



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1 In the case of National Indemnity Co., the threshold shall be 15%.